UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2011

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California		92123
(Address of Principal Executive Offices)		(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Encore Capital Group, Inc. (the “Company”) held its annual meeting of stockholders on June 9, 2011. Proxy statements were sent to all stockholders of the Company. Set forth below are the voting results for each of the matters submitted to a vote of the stockholders.

The first proposal was for the election of the following eight directors: J. Brandon Black; George Lund; Richard A. Mandell; Willem Mesdag; John J. Oros; J. Christopher Teets; H Ronald Weissman; and Warren Wilcox. All eight directors were elected with the following votes tabulated:

	For	Withheld
J. Brandon Black	22,039,077	60,387
George Lund	22,033,519	65,945
Richard A. Mandell	21,975,873	123,591
Willem Mesdag	19,367,384	2,732,080
John J. Oros	21,989,772	109,692
J. Christopher Teets	21,785,440	314,024
H Ronald Weissman	22,038,402	61,062
Warren Wilcox	22,039,077	60,387

The second proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified with the following votes tabulated:

For	Against	Abstain	Broker Non-Votes
22,908,553	60,365	7,434	0

The third proposal was to approve, on an advisory basis, the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved, on an advisory basis, based upon the following votes:

For	Against	Abstain	Broker Non-Votes
21,930,337	156,587	12,540	876,888

The fourth proposal was to recommend, in a non-binding vote, the frequency of future non-binding stockholder votes to approve the compensation of the Company’s named executive officers. The proposal on the frequency of future non-binding stockholder votes on the compensation of the Company’s named executive officers received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
10,373,446	30,250	11,682,482	13,266	876,888

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 10, 2011	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer